For additional information, contact:
Mark Fusler Corporate Controller and Investor Relations investor_relations@cavco.com
News Release	Phone: 602-256-6263 On the Internet: www.cavcoindustries.com
FOR IMMEDIATE RELEASE
CAVCO INDUSTRIES REPORTS FISCAL 2026 FOURTH QUARTER AND YEAR END RESULTS
Cavco finishes fiscal year with record number of homes sold
PHOENIX, May 21, 2026 (GLOBE NEWSWIRE) – Cavco Industries, Inc. (Nasdaq: CVCO) today announced financial results for the fourth quarter and fiscal year ended March 28, 2026.
Quarterly Highlights
•Net revenue of $550 million up 8% from $508 million in the prior year quarter.
•Gross profit as a percentage of Net revenue was 23.1%, up 30 basis points ("bps"), with factory-built housing Gross profit as a percentage of Net revenue at 21.2%, down 110 bps.
•Net income was $42 million. Net income per diluted share was $5.42 compared to $4.47.
Full Fiscal Year Highlights
•Net revenue was $2,245 million, up $230 million or 11.4% compared to $2,015 million last year.
•Factory-built housing Gross profit as a percentage of Net revenue was 22.1%, compared to 22.9%.
•Income before income taxes was $245 million, up $34 million or 15.9% compared to $211 million.
•Net income per diluted share was $23.98 compared to $20.71.
•Backlogs at March 28, 2026 were $195 million, down from $197 million at March 29, 2025.
•Stock repurchases were approximately $160 million in the year.
•On May 18, 2026, the Company's Board of Directors approved an additional $150 million stock repurchase program.

Commenting on the results, Bill Boor, President and Chief Executive Officer, said, "Cavco made a lot of progress across many fronts in fiscal year 2026. In addition to continuing a progression of digital marketing, branding and product line transformations, all aimed at improving the customer and retailer experience, we sold a record number of homes. We also joined forces with American Homestar which is exceeding expectations for tangible synergies and operating performance. Finally, as announced yesterday, in Q4 we broke ground on a new, state-of the art production facility in El Mirage, Arizona. This expansion reflects our consistent capital allocation approach focused on the long-term need for factory-built solutions to the worsening housing crisis in America."

He continued, “Wholesale orders in the fourth quarter were up significantly from both the third quarter of this year and the fourth quarter of last year, with the bulk of that pick-up and the accompanying backlog increase happening in March. Additionally, both our insurance and lending operations posted strong results in the quarter. Despite an environment that has not materially improved and remains uncertain, we continued to perform well and invest in the future.”

Three months ended March 28, 2026 compared to three months ended March 29, 2025

	Three Months Ended
($ in thousands, except revenue per home sold)	March 28, 2026	March 29, 2025	Change
Net revenue
Factory-built housing	$528,048	$487,860	$40,188	8.2%
Financial services	22,079	20,498	1,581	7.7%
	$550,127	$508,358	$41,769	8.2%

Factory-built modules sold	8,328	8,260	68	0.8%

Factory-built homes sold (consisting of one or more modules)	5,027	5,060	(33)	(0.7)%

Net factory-built housing revenue per home sold	$105,042	$96,415	$8,627	8.9%
•In the factory-built housing segment, the increase in Net revenue was caused by higher average selling price per home sold primarily caused by a higher percentage of sales through Company-owned stores and product mix.
•Financial services segment Net revenue increased primarily due to more loan sales in the current period after securing a long term agreement to sell loans to a third party investor. Additionally, to a lesser extent, the addition of the American Homestar financial services operation also contributed to net revenue.

	Three Months Ended
($ in thousands)	March 28, 2026	March 29, 2025	Change
Gross profit
Factory-built housing	$111,737	$108,573	$3,164	2.9%
Financial services	15,316	7,544	7,772	103.0%
	$127,053	$116,117	$10,936	9.4%

Gross profit as % of Net revenue
Consolidated	23.1%	22.8%	N/A	0.3%
Factory-built housing	21.2%	22.3%	N/A	(1.1)%
Financial services	69.4%	36.8%	N/A	32.6%

Selling, general and administrative expenses
Factory-built housing	$68,008	$71,458	$(3,450)	(4.8)%
Financial services	7,572	6,029	1,543	25.6%
	$75,580	$77,487	$(1,907)	(2.5)%

Income from operations
Factory-built housing	$43,729	$37,115	$6,614	17.8%
Financial services	7,744	1,515	6,229	411.2%
	$51,473	$38,630	$12,843	33.2%

•In the factory-built housing segment, Gross profit increased from higher average selling price per home sold, partially offset by higher input costs and lower home sales. Selling, general and administrative expenses decreased compared to the prior year period primarily due to a $10 million non‑cash charge related to adjustment of certain legacy brand intangibles in the fourth quarter of fiscal 2025, which impacted Diluted net income per share by $0.93. Excluding the impact of that charge, SG&A increased year‑over‑year due to the inclusion of Selling, general and administrative expense from the Company’s acquisition of American Homestar completed at the beginning of the third quarter of this fiscal year.
•In the financial services segment, Gross profit increased primarily due to higher premiums and lower claims losses on insurance policies, as well as an increase in loans sold. The claims loss reduction resulted from both policy underwriting improvements and a reduction due to severe weather events in the prior year period which resulted in higher claims that did not recur. Selling, general and administrative expenses increased due to higher compensation.

	Three Months Ended
($ in thousands, except per share amounts)	March 28, 2026	March 29, 2025	Change
Net income	$42,461	$36,330	$6,131	16.9%
Diluted net income per share	$5.42	$4.47	$0.95	21.3%

Year ended March 28, 2026 compared to the year ended March 29, 2025

	Year Ended
($ in thousands, except revenue per home sold)	March 28, 2026	March 29, 2025	Change
Net revenue
Factory-built housing	$2,157,356	$1,933,111	$224,245	11.6%
Financial services	87,149	82,347	4,802	5.8%
	$2,244,505	$2,015,458	$229,047	11.4%

Factory-built modules sold	34,745	32,428	2,317	7.1%

Factory-built homes sold (consisting of one or more modules)	20,842	19,753	1,089	5.5%

Net factory-built housing revenue per home sold	$103,510	$97,864	$5,646	5.8%
•In the factory-built housing segment, the year-over-year increase in Net revenue was primarily due to higher average selling prices and home sales volume. The current year period includes six months of operations of American Homestar.
•Financial services segment Net revenue increased year-over-year primarily due to higher insurance premiums in the current year compared to the prior year, partially offset by fewer policies in force.

	Year Ended
($ in thousands)	March 28, 2026	March 29, 2025	Change
Gross profit
Factory-built housing	$476,330	$441,797	$34,533	7.8%
Financial services	50,557	23,794	26,763	112.5%
	$526,887	$465,591	$61,296	13.2%

Gross profit as % of Net revenue
Consolidated	23.5%	23.1%	N/A	0.4%
Factory-built housing	22.1%	22.9%	N/A	(0.8)%
Financial services	58.0%	28.9%	N/A	29.1%

Selling, general and administrative expenses
Factory-built housing	$271,081	$253,027	$18,054	7.1%
Financial services	27,237	22,288	4,949	22.2%
	$298,318	$275,315	$23,003	8.4%

Income from operations
Factory-built housing	$205,249	$188,770	$16,479	8.7%
Financial services	23,320	1,506	21,814	1,448.5%
	$228,569	$190,276	$38,293	20.1%
•In the factory-built housing segment, Gross profit increased from higher average selling price and volume driven partially by current year including six months of American Homestar activity, partially offset by higher input costs. Selling, general and administrative expenses increased as a result of higher incentive compensation on higher sales, the inclusion of Selling, general and administrative expenses from the acquisition of American Homestar acquisition in the third quarter of the current fiscal year and deal costs related to the acquisition. These costs were partially offset by a non-recurring $10.0 million non-cash charge related to the adjustment of certain legacy brand intangibles in the prior year.
•In the financial services segment, Gross profit increased primarily due to the insurance division having higher premiums and lower claims losses. The claims loss reduction resulted from policy underwriting improvements and severe weather events in the prior year period. Selling, general and administrative expenses increased primarily due to higher compensation.

	Year Ended
($ in thousands, except per share amounts)	March 28, 2026	March 29, 2025	Change
Net income	$190,551	$171,036	$19,515	11.4%
Diluted net income per share	$23.98	$20.71	$3.27	15.8%

Conference Call Details
Cavco's management will hold a conference call to review these results tomorrow, May 22, 2026 at 1:00 p.m. (Eastern Time). Interested parties can access a live webcast of the conference call on the Internet at https://investor.cavco.com or via telephone. To participate by phone, please register at https://register-conf.media-server.com/register/BId51ae2066bd749828b40cc80a98752c1 to receive the dial in number and your PIN. An archive of the webcast and presentation will be available for 60 days at https://investor.cavco.com.

About Cavco
Cavco Industries, Inc., headquartered in Phoenix, Arizona, designs and produces factory-built housing products primarily distributed through a network of independent and Company-owned retailers. We are one of the largest producers of manufactured and modular homes in the United States, based on reported wholesale shipments. We are also a leading producer of park model RVs, vacation cabins and factory-built commercial structures. Cavco's finance subsidiary, CountryPlace Mortgage, is an approved Fannie Mae and Freddie Mac seller/servicer and a Ginnie Mae mortgage-backed securities issuer that offers conforming mortgages, non-conforming mortgages and home-only loans to purchasers of factory-built homes. Our insurance subsidiary, Standard Casualty, provides property and casualty insurance to owners of manufactured homes.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts. These forward-looking statements reflect Cavco's current expectations and projections with respect to our expected future business and financial performance, including, among other things: (i) expected financial performance and operating results, such as revenue and gross margin percentage; (ii) our liquidity and financial resources; (iii) our outlook with respect to the Company and the manufactured housing business in general; (iv) the expected effect of certain risks and uncertainties on our business; and (iv) the strength of Cavco's business model. These statements may be preceded by, followed by, or include the words "aim," "anticipate," "believe," "estimate," "expect," "forecast," "future," "goal," "intend," "likely," "outlook," "plan," "potential," "project," "seek," "target," "can," "could," "may," "should," "would," "will," the negatives thereof and other words and terms of similar meaning. A number of factors could cause actual results or outcomes to differ materially from those indicated by these forward-looking statements. These factors include, among other factors, Cavco's ability to manage: (i) customer demand and the availability of financing for our products; (ii) labor shortages and the pricing, availability, or transportation of raw materials; (iii) the impact of local or national emergencies; (iv) excessive health and safety incidents or warranty and construction claims; (v) increases in cancellations of home sales; (vi) information technology failures or cyber incidents; (vii) our ability to maintain the security of personally identifiable information of our customers, (viii) compliance with the numerous laws and regulations applicable to our business, including state, federal, and foreign laws relating to manufactured housing, privacy, the internet, and accounting matters; (ix) successful defense against litigation, government inquiries, and investigations, and (x) other risks and uncertainties indicated from time to time in documents filed or to be filed with the Securities and Exchange Commission (the "SEC") by Cavco. The forward-looking statements herein represent the judgment of Cavco as of the date of this release and Cavco disclaims any intent or obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise. This press release should be read in conjunction with the information included in the Company's other press releases, reports, and other filings with the SEC. Readers are specifically referred to the Risk Factors described in Item 1A of the Company's Annual Report on Form 10-K for the year ended March 29, 2025 as may be updated from time to time in future filings on Form 10-Q and other reports filed by the Company pursuant to the Securities Exchange Act of 1934, which identify important risks that could cause actual results to differ from those contained in the forward-looking statements. Understanding the information contained in these filings is important in order to fully understand Cavco's reported financial results and our business outlook for future periods.

CAVCO INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share amounts)

	March 28, 2026	March 29, 2025
ASSETS	(Unaudited)
Current assets
Cash and cash equivalents	$236,721	$356,225
Restricted cash, current	20,306	18,535
Accounts receivable, net	108,288	105,849
Short-term investments	16,233	19,842
Current portion of consumer loans receivable, net	19,207	35,852
Current portion of commercial loans receivable, net	54,841	43,492
Current portion of commercial loans receivable from affiliates, net	1,836	2,881
Inventories	295,671	252,695
Prepaid expenses and other current assets	71,630	74,815
Total current assets	824,733	910,186
Restricted cash	585	585
Investments	38,151	18,067
Consumer loans receivable, net	18,974	20,685
Commercial loans receivable, net	55,801	48,605
Commercial loans receivable from affiliates, net	3,519	4,768
Property, plant and equipment, net	278,890	227,620
Goodwill	208,841	121,969
Other intangibles, net	28,067	16,731
Operating lease right-of-use assets	33,578	35,576
Deferred income taxes	—	1,853
Total assets	$1,491,139	$1,406,645
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$44,168	$37,195
Accrued expenses and other current liabilities	291,230	265,971
Total current liabilities	335,398	303,166
Operating lease liabilities	30,747	31,538
Other liabilities	7,096	7,359
Deferred income taxes	14,716	—
Total liabilities	387,957	342,063
Stockholders' equity
Preferred stock, $0.01 par value; 1,000,000 shares authorized; No shares issued or outstanding	—	—
Common stock, $0.01 par value; 40,000,000 shares authorized; Issued 9,474,288 and 9,436,732 shares, respectively; Outstanding 7,738,700 and 8,008,012 shares, respectively	95	94
Treasury stock, at cost; 1,735,588 and 1,428,720 shares, respectively	(585,865)	(424,624)
Additional paid-in capital	300,208	290,940
Retained earnings	1,388,714	1,198,163
Accumulated other comprehensive income (loss)	30	9
Total stockholders' equity	1,103,182	1,064,582
Total liabilities and stockholders' equity	$1,491,139	$1,406,645

CAVCO INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	March 28, 2026	March 29, 2025	March 28, 2026	March 29, 2025
Net revenue	$550,127	$508,358	$2,244,505	$2,015,458
Cost of sales	423,074	392,241	1,717,618	1,549,867
Gross profit	127,053	116,117	526,887	465,591
Selling, general and administrative expenses	75,580	77,487	298,318	275,315
Income from operations	51,473	38,630	228,569	190,276
Interest income	3,232	4,533	16,337	21,089
Interest expense	(134)	(147)	(541)	(517)
Other (expense) income, net	(20)	(93)	335	222
Income before income taxes	54,551	42,923	244,700	211,070
Income tax expense	(12,090)	(6,593)	(54,149)	(40,034)
Net income	$42,461	$36,330	$190,551	$171,036

Net income per share
Basic	$5.48	$4.53	$24.26	$20.97
Diluted	$5.42	$4.47	$23.98	$20.71
Weighted average shares outstanding
Basic	7,750,223	8,015,611	7,853,251	8,157,615
Diluted	7,840,942	8,120,407	7,946,049	8,259,956

CAVCO INDUSTRIES, INC.
OTHER OPERATING DATA
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Year Ended
	March 28, 2026	March 29, 2025	March 28, 2026	March 29, 2025
Capital expenditures	$8,046	$6,174	$35,406	$21,427
Depreciation	$5,769	$4,578	$21,079	$17,729
Amortization of other intangibles	$610	$376	$1,963	$1,530

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